UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Legacy IMBDS, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBIQ	N/A
8.50% Senior Notes due 2026	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Combined Joint Chapter 11 Plan of Liquidation and Disclosure Statement of Legacy IMBDS, Inc. and its Debtor Affiliates

As previously disclosed, on June 28, 2023, Legacy IMBDS, Inc. (f/k/a iMedia Brands, Inc.) (“Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code. The Chapter 11 Cases are being administered under the caption In re: Legacy IMBDS, Inc., et. al. (Case No. 23-10852).

On February 21, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Combined Joint Chapter 11 Plan of Liquidation and Disclosure Statement of Legacy IMBDS, Inc. and its Debtor Affiliates (including all exhibits and plan supplements thereto, collectively the “Plan”), as revised and filed with the Bankruptcy Court on December 20, 2023. A copy of the Confirmation Order is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Plan will be effective as of a date (the “Effective Date”) to be determined. It is currently anticipated that the Effective Date will occur in the first calendar quarter of 2024.

The following is a summary of the material terms of the Plan. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated in this Item 1.03 by reference. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan.

Legacy IMBDS Liquidating Trust

On the Effective Date, the Liquidating Trust will be established for the primary purpose of liquidating its assets, pursuing the Retained Causes of Action, reconciling and objecting to Claims, and making distributions to the Beneficiaries who are the Holders of Allowed Unsecured Claims in Class 4. The Liquidating Trust Assets include: (a) cash funding in the amount of $1,500,000; (b) all Retained Causes of Action; (c) the Debtors’ rights under the Purchase Agreement; and (d) all other assets of the Debtors or of the Estates existing on the Effective Date, excluding, in each case, Cash held in the Professional Fee Escrow Account. The Liquidating Trust Assets, including any recovery from the prosecution of the Retained Causes of Action, if any, will be distributed in accordance with the Plan, the Confirmation Order, and the Bankruptcy Code.

U.S. Bank Trust Company, National Association will serve as the liquidating trustee of the Liquidating Trust (the “Liquidating Trustee”) and administer the Liquidating Trust pursuant to the terms and conditions of the Liquidating Trust Agreement, the Plan, the Sale Order, and the Confirmation Order. A three-member liquidating trust committee created under the Liquidating Trust Agreement will provide oversight and direction to the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.

Treatment of Claims

The confirmed Plan creates eight classes of Claims against and Interests in the Debtors. Holders of Allowed Claims in Class 1 (Secured Tax Claims) will (i) be paid by the Debtors or the Liquidating Trustee from the Secured Claims Reserve in accordance with the terms of the Plan or (ii) receive such other treatment rendering such Holder’s Allowed Secured Tax Claim Unimpaired. Holders of Allowed Claims in Class 2 (Other Secured Claims) will (i) be paid by the Debtors or the Liquidating Trustee from the Secured Claims Reserve in accordance with the terms of the Plan, (ii) receive collateral securing such Holder’s Allowed Other Secured Claim as of the Petition Date or the value of such collateral, or (iii) receive such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired. Holders of Allowed Claims in Class 3 (Other Priority Claims) will (i) be paid by the Debtors or the Liquidating Trustee from the Priority Claims Reserve in accordance with the terms of the Plan or (ii) receive such other treatment rendering such Holder’s Allowed Other Priority Claim Unimpaired. Holders of Allowed Claims in Class 4 (Unsecured Claims) will receive a beneficial interest in the Liquidating Trust entitling such Holder to a Pro Rata share of the Unsecured Claims Distribution Proceeds, if any. On the Effective Date, each Holder of Allowed Claims in Class 5 (Intercompany Claims) and each Holder of Interests in Class 7 (Intercompany Interests), in each case, shall either have its Claim or Interest reinstated or canceled, released, and extinguished at the option of the Liquidating Trustee. Holders of Allowed Intercompany Claims and Intercompany Interests therefore will not receive any distribution on account of such Claims or Interests. Allowed Claims in Class 6 (Section 510(b) Claims), if any, will be canceled, released, and extinguished as of the Effective Date, and Holders of Allowed Section 510(b) Claims will not receive any distribution on account of such Claims. Finally, Interests in Class 8 (Interests in Legacy IMBDS) will be canceled, released, and extinguished as of the Effective Date, and Holders of Interests in Legacy IMBDS will not receive any distribution on account of such Interests.

As of February 21, 2024, there are 31,644,860 issued and outstanding shares of the Company’s common stock. Pursuant to the confirmed Plan, holders of the Company’s common stock will not receive any distribution on account of such equity interests, and the Company’s common stock will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect. No shares of the Company’s common stock are reserved for future issuance in respect of claims and interests filed and allowed under the confirmed Plan.

For information regarding the Company’s assets and liabilities, please reference the monthly operating reports filed with the Bankruptcy Court on February 2, 2024. Information regarding the assets and liabilities of the Debtors and its subsidiaries that was filed with the Bankruptcy Court may be found at https://cases.stretto.com/imediabrands and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The Plan provides that on the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of the Debtors under any certificate, Security, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan, if any) shall be canceled solely as to the Debtors, and the Post-Effective Date Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligation of or ownership interest in the Debtors that are specifically Reinstated pursuant to the Plan) shall be released. Notwithstanding the foregoing, no Executory Contract or Unexpired Lease (i) that has been, or will be, assumed pursuant to section 365 of the Bankruptcy Code or (ii) relating to a Claim that was paid in full prior to the Effective Date, shall be terminated or canceled on the Effective Date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Plan, as of the Effective Date, the Company’s board of directors shall be dissolved and all remaining officers, directors, or managers of the Company shall be dismissed. Each of the Company’s directors (Darryl Porter, Landel Hobbs, Jill Krueger, Alan Aldworth, Aaron Reitkopf, Michael Friedman, Eyal Lalo, Steve Panagos, and Jill Frizzley), and the Company’s remaining officer, James Alt, will cease to be directors and officers of the Company on the Effective Date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Plan, on the Effective Date the Company’s fiscal year end will be changed to the Effective Date.

Forward-Looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding anticipated timing of filings with the Securities and Exchange Commission are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), the Company’s ability to resolve the foregoing matters involving its liquidity and indebtedness. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Confirmation Order
2.2	Confirmed Plan
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2024	Legacy IMBDS, Inc.

	By:	/s/ James Alt
James Alt
Chief Transformation Officer